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                                 Exhibit 23.2







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated May 8, 2001, accompanying the consolidated financial statements of Kent Electronics Corporation and Subsidiaries as of March 31, 2001 and April 1, 2000, and for each of the three years in the period ended March 31, 2001, which are incorporated by reference in the Annual Report of Avnet, Inc. and Subsidiaries on Form 10-K for the year ended June 29, 2001. We hereby consent to the incorporation by reference of said report in the Annual Report of Avnet, Inc. and Subsidiaries on Form 10-K for the year ended June 29, 2001.

                                               /S/ GRANT THORNTON LLP
                                               ----------------------



Houston, Texas
September 25, 2001